SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange act 1934

May 15, 2012

(Date of report/date of earliest event reported)

CONSUMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

OHIO	033-79130	34-1771400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

614 East Lincoln Way

P.O. Box 256

Minerva, Ohio 44657

(Address of principal executive offices)

(330) 868-7701

(Registrant’s telephone number)

N/A

(Former name of former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2012, Consumers Bancorp, Inc. and Consumers National Bank (CNB) announced that Phillip Suarez (age 63), has been named the Executive Vice President, Senior Loan Officer. Mr. Suarez, who has been with CNB for the past 12 years, has most recently held the position of Executive Vice President, Chief Credit Officer. As Senior Loan Officer, Mr. Suarez will oversee the commercial lenders and business development officers.

Also, CNB announced that Randall L. Gilroy (age 53) has been named the Senior Vice President, Chief Credit Officer. Mr. Gilroy, who has been with CNB for the past ten years, has most recently held the position of Vice President, Agriculture Business Development Officer. As Chief Credit Officer, Mr. Gilroy will oversee the credit department, loan administration and loan operations.

Larry P. Marcus, who held the position of Senior Vice President, Senior Loan Officer, has been named to the new position of Senior Vice President, Stark County Commercial Lending. Mr. Marcus will manage the Stark-County based commercial lenders from CNB’s new Jackson-Belden location. Prior to Mr. Marcus coming to CNB, he served the Stark and surrounding counties as a certified development corporation loan officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: May 15, 2012	/s/ Ralph J. Lober, II
Ralph J. Lober, II President and Chief
Executive Officer